As filed with the Securities and Exchange Commission on October 12, 2007

Registration No. 333-146626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESOURCE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

712 Fifth Avenue 10th Floor New York, NY 10019 (212) 506-3870	Jonathan Z. Cohen Chief Executive Officer 712 Fifth Avenue 10th Floor New York, New York 10019 (212) 506-3870 (212) 245-6372 (Facsimile)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

(215) 731-9450

(215) 735-2513 (Facsimile)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of Resource Capital Corp. is being filed solely for the purpose of affixing a signature to Exhibit 23.1 which was inadvertently filed on October 11, 2007 without such signature. Other than the amendment of Exhibit 23.1, the remainder of the Form S-3 is unchanged. Accordingly, the prospectus that forms a part of the Form S-3 is not reproduced in this Amendment No. 1. This Amendment No. 1 speaks as of the original filing date of the Form S-3 and does not reflect events occurring after the filing date of the Form S-3, or modify or update the disclosures therein in any way other than as required to reflect the amendment set forth below.